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                                                                Exhibit 10.31

                                EMPLOYMENT AGREEMENT


       This Employment Agreement ("Agreement") is entered into as of January 1, 1999, between Image Guided Technologies, Inc., a Colorado corporation (the "Company"), and Paul L. Ray ("Ray").

       In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

       1. EMPLOYMENT. The Company hereby employs Ray in the capacity of Chairman of the Board, Chief Executive Officer and President. Ray accepts such employment and agrees to perform such services as are customary to such offices and as shall from time to time be assigned to him by the Board of Directors.

       2. TERM. Subject to earlier termination as provided in Section 5, the employment hereunder shall be for a period of two years, commencing on January 1, 1999 (the "Commencement Date") and ending on December 31, 2000, and shall be automatically renewed on the same terms and conditions for an additional one-year period unless either party notifies the other prior to the expiration of the initial term of its desire not to renew the Agreement. Ray's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

       3.     COMPENSATION AND BENEFITS.

              3.1 SALARY. For the performance of Ray's duties hereunder, the Company shall pay Ray an annual salary of $175,000, payable (less required withholdings) no less frequently than twice monthly.

              3.2 BENEFITS. Ray shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time. Ray shall also be entitled to a $500 per month automobile allowance.

              3.3 REIMBURSEMENT OF EXPENSES. Ray shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Ray in connection with and reasonably related to the furtherance of the Company's business.

              3.4 ANNUAL REVIEW. On each anniversary of the Commencement Date, the Board of Directors will review Ray's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase

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such compensation, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Ray.

              3.5 OPTIONS. Notwithstanding anything to the contrary set forth in the stock option agreements for options heretofore granted to Ray by the Company, such options shall expire seven years from the date of grant and vested options shall remain exercisable during such seven year period despite earlier termination of his employment; such options, however, are subject to the terms and provisions of the stock option plans pursuant to which they were granted including those provisions with respect to termination in the event of a merger or sale of assets or dissolution or liquidation of the Company. Options not vested on termination of his employment, shall expire and be of no further force or effect; provided, however, if his severance is paid over a period of time, his options will continue to vest over such severance period.

              3.6 BONUS. Ray shall be entitled while employed hereunder to at least 25% of any bonus pool set aside for senior executives of the Company.

       4. CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined below), all options then granted to Ray which are unvested at the date of the Change of Control will be immediately vested. In addition, in the event of a termination of Ray's employment hereunder for any reason (other than as set forth in Section 5.1(f)) following a Change of Control, the Company will pay Ray, in addition to the amounts required under
Section 5.2(a), severance in accordance with Section 5.2(b) below.

       As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

              (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, is not affiliated (within the meaning of the Securities Act of 1933) with the Company, whether such sale or transfer results from a tender offer or otherwise; or

              (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

              (c) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all its assets to any person or group of related persons.

       5.     TERMINATION.

              5.1 TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

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                     (a)    Ray dies;

                     (b) The Company, by written notice to Ray or his personal representative, discharges Ray due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 90 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Ray due to such disability, the Company shall give a written statement of findings to Ray or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Ray shall have a period of thirty (30) days thereafter to respond in writing to the Board of Directors' findings;

                     (c) Ray is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

                            (i)    Ray's conviction of (or pleading guilty or
NOLO CONTENDERE to) a felony or any misdemeanor involving dishonesty or moral turpitude; or

                            (ii)   (a)  The willful and continued failure of
Ray to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Ray has not substantially performed his duties, or (b) Ray is willfully engaged in misconduct which has a direct and material adverse monetary affect on the Company. For purposes of this subpart (ii) no act or failure to act on Ray's part shall be considered "willful" unless done, or omitted to be done, by Ray not in good faith and without reasonable belief that Ray's action or omission was in the best interest of the Company. No termination shall be effected for cause pursuant to this subpart (ii) unless Ray has been provided with specific information as to the acts or omissions which form the basis of the allegation of cause, and Ray has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines in good faith that Ray was guilty of conduct constituting "cause" as herein defined, specifying the particulars thereof in detail;

                     (d) Ray is discharged by the Board of Directors of the Company without cause, which the Company may do at any time upon notice to Ray, or if the Agreement is not renewed by the Company at the end of the two year period as provided in Section 2;

                     (e) Ray voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Ray; or

                     (f) Ray voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Ray may do at any time with

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at least 30 days advance notice, or if the Agreement is not renewed by Ray at the end of the two year period as provided in Section 2.

       As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Ray's prior written consent, which results in:

                     (1) A change in Ray's reporting responsibilities, titles, job responsibilities or offices which, in Ray's reasonable judgment, results in a diminution of his status, control or authority; or

                     (2) The assignment to Ray of any positions, duties or responsibilities which, in Ray's reasonable judgment, are inconsistent with Ray's positions, duties and responsibilities or status with the Company or which require Ray to travel more than previously required; or

                     (3) A requirement by the Company that Ray be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location; or

                     (4) A failure by the Company (i) to continue in effect any material benefit, whether or not qualified, or other compensation, bonus or incentive plan in effect on the date of this Agreement or subsequently adopted, or (ii) to continue Ray's participation in such benefits or plans at the same level or to the same extent as on the Commencement Date or, with respect to subsequently adopted benefits or plans, on the date of initial implementation thereof, or (iii) to provide for Ray's participation in any newly adopted benefits or plans at a level or to an extent commensurate, in Ray's reasonable judgment, with that of other top executives of the Company.

              5.2     EFFECTS OF TERMINATION.

                     (a) Upon termination of Ray's employment hereunder for any reason, the Company will promptly pay Ray all compensation owed to Ray and unpaid through the date of termination (including, without limitation, salary and employee expense reimbursements).

                     (b) In addition, if Ray's employment is terminated under Section 4 or Section 5.1(a), (b), (d) or (e), the Company shall also pay Ray, upon such termination of employment, severance equal to the product of the number of Ray's complete years of service with the Company times three times Ray's then monthly salary (but not more than 20 times his monthly salary); such severance to be paid, at the Company's option, immediately on Ray's last day of full employment in one lump sum or monthly at his then monthly salary commencing on the next month following his last day of full employment until paid in full. For example, if Ray has worked five complete years with the Company, Ray would be entitled to severance of 5 x 3 x $175,000/12 or $218,750. Ray's employment with the Company began on January 1, 1994. Such severance will be paid to Ray's estate in the event of his death. In addition, if Ray's employment is terminated pursuant to Section 4 or Section 5.1(a), (b), (d) or (e), as long as Ray

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does not have other medical insurance, the Company will pay Ray's medical, dental and optical insurance for the 18-month COBRA election period.

                     (c) Upon termination of Ray's employment hereunder for any reason, Ray agrees that for the number of months equal to three times the number of Ray's complete years of service with the Company (but not more than 20 months) following the Termination Event:

                            (i)    Ray will not directly or indirectly,
whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the design, development, marketing or sale of optical localizers, image guided surgical products or minimally invasive surgical instruments unless he obtains the prior written consent of the Board of Directors.

                            (ii)   Ray will not directly or indirectly
encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                            (iii)  Ray will not induce or attempt to induce
any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

                     (d) In addition to Section 5.1(c) above, Ray agrees to comply with the provisions of Sections 7.6 and 7.7 of that certain Asset Purchase Agreement, dated December 18, 1998, between Brimfield Precision, Inc., the Company and Brimfield Acquisition Corp.

       Ray acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Ray from continuing to engage in such breach.

       If any restriction set forth in this paragraph is held to be unreasonable, then Ray and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

       6.     GENERAL PROVISIONS.

              6.1 ASSIGNMENT. Ray may not assign or delegate any of his rights or obligations under this Agreement.

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              6.2    ENTIRE AGREEMENT.  This Agreement contains the entire
agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter. Ray's employment agreement with the Company, dated as of January 1, 1996, as amended, is hereby terminated and is of no further force and effect.

              6.3 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

              6.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Ray and Ray's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

              6.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Colorado.

              6.6 SEVERABILITY. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

              6.7 FURTHER ASSURANCES. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

              6.8 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 5710-B Flatiron Parkway, Suite B, Boulder, CO 80301, and in the case of Ray, to the address shown for Ray on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

              6.9 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

              6.10 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute.

              6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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       IN WITNESS WHEREOF, the Company and Ray have executed this Agreement effective as of the date first above written.


COMPANY                                RAY

Image Guided Technologies, Inc.


By:  /s/ A. Clinton Allen              /s/ Paul L. Ray
   --------------------------          -------------------------
     A. Clinton Allen                  Paul L. Ray
     Director                          Address: 594 Wildhorse Circle
                                                Boulder, CO 80304